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                                                                    EXHIBIT 23.1

                         [COOPERS & LYBRAND LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Annual Report on Form 10-K of Redwood Trust, Inc. (the "Company") of our report dated February 21, 1997, on our audits of the financial statements of the Company as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995 and for the period from August 19, 1994 to December 31, 1994.

We also consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-97398, 333-11665 and 333-18061) and on Form S-8/S-3 (No.
333-20253) of our report dated February 21, 1997, with respect to our audits of the financial statements referred to above and to the reference to our firm in such Registration Statements under the caption "Experts."


                                       /s/ COOPERS & LYBRAND, L.L.P.
                                       -----------------------------
                                           Coopers & Lybrand, L.L.P.


San Francisco, California
April 2, 1997

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